PACS Reschedules Earnings Call Press Release

PACS Group Provides Preliminary Third Quarter Operational Metrics

Postpones Third Quarter 2024 Financial Results Conference Call

FARMINGTON, Utah, -- November 6, 2024 -- PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), today provided select preliminary key operating metrics for the third quarter and announced the postponement of the release of its third quarter 2024 financial results. PACS expects to release its third quarter 2024 financial results as soon as practicable.

“PACS Group operates in a highly regulated industry where compliance is of the utmost importance,” said Jason Murray, PACS’s Chief Executive Officer. “We believe recent third-party allegations are misleading. However, in line with our commitment to holding ourselves to a high standard – in how we serve our patients, operate our business, and engage with stakeholders – the Company’s Audit Committee, with assistance from external counsel, is conducting an investigation of the allegations. Given the industry we operate in, we’re subject to various governmental surveys and payment audits in the ordinary course of business and are proud of our compliance track record. We’ve received civil investigative demands from the federal government regarding the Company’s reimbursement and referral practices that may or may not be related to this week’s third-party report. We take these types of allegations seriously and will continue to cooperate with the government. We have confidence in our systems and controls, and we believe our strong operating metrics in the quarter and significant liquidity underscore the fundamental strength of our business and balance sheet. We remain focused on our mission to revolutionize the delivery, leadership, and quality of post-acute care.”

Preliminary Third Quarter 2024 Select KPIs

•PACS had 183 facilities, or 76%, of its skilled nursing portfolio achieve a 4 or 5 star CMS QM rating.
•The Company’s ramping and mature facilities saw 93.9% and 94.5% occupancy, respectively. Total Facilities occupancy was 90.5%, compared to an industry average of 77%.
•The Company’s ramping and mature facilities saw 31.2% and 32.1% skilled mix, respectively.
•PACS acquired 56 facilities located throughout six new states, expanding the Company’s operations to 15 states and adding 2,889 skilled nursing beds and 1,334 assisted living and independent living units to its portfolio.
•The Company expects to have ended the quarter with more than $600 million of cash and available liquidity.

About PACS Group

PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate over 284 post-acute care facilities across 16 states serving more than 27,000 patients daily.

Forward-Looking Statements

This press release contains, and other communications of the Company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.”
Statements concerning the Company’s future are forward-looking statements, and are based on management’s current expectations, assumptions and beliefs about the Company’s business, financial performance, operating results, the industry in which we operate and possible future events. These statements include, but are not limited to, statements regarding the Company’s anticipated growth prospects and future operating and financial performance, including guidance. Forward-looking statements convey the Company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, which may change over time and many of which are beyond the Company’s control, and that could cause the Company’s actual results to materially and adversely differ from those expressed in any forward-looking statement, including our dependence on reimbursement from third-party payors and the impact of changes in the acuity mix of patients in our facilities and changes in payor mix and payment methodologies and new cost containment initiatives; the outcome of any ongoing government or internal investigations; failure to be reimbursed for all services for which each facility bills; increased competition for, or shortage of, nurses, nurse assistants or other skilled personnel; state efforts to regulate or deregulate the healthcare services industry or the construction expansion, or acquisition of healthcare facilities; numerous risks related to the expiration of COVID-19 PHE and surrounding wind-down and uncertainty; failure to attract patients and residents to compete effectively with other healthcare providers; risks associated with our review and audit of the care delivery, recordkeeping and billing processes of our operating subsidiaries; risks associated with litigation; our reliance on information technology; our inability to complete future facility or business acquisitions at attractive prices or at all; risks associated with undertaking acquisitions; risks associated with leased real property; our reliance on payments from third-party payors, including Medicare, Medicaid and other governmental healthcare programs and private insurance organizations; reforms to the U.S. healthcare system; various government and third-party payor reviews, auditors and investigations; risks associated with being a “controlled company,” and the other risks described in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 and other SEC filings.

These documents are available in the Investor Relations section of the Company’s website at www.pacs.com (information on the website is not incorporated by reference into this presentation and should not be considered part of this document).

You should not place undue reliance on forward-looking statements. The information in this press release is provided as of today’s date only, and, except as required by federal securities law, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or for any other reason after today.

Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
262 N. University Avenue
Farmington, UT 84025
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com